Exhibit 99(a)

                    FORM OF STANDBY STOCK PURCHASE AGREEMENT
                   _________________________________________



         THIS STANDBY STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of this ________ day of ____, 1996, by and between First Coastal Corporation, a Delaware corporation (the "Company"), and __________________, a ________________ corporation [if a partnership, insert ______ a (limited) partnership organized under the laws of] [if a trust insert________ as trustee (the "Trustee") of the _______ Trust] [and if in an advisory capacity, insert ___________ as agent for ______________ and certain other of its advisory clients (the "Purchaser")].

                                   WITNESSETH

         WHEREAS, the Company is offering for sale (the "Offering") 750,000 shares (the "Shares") of its Common Stock, $1.00 par value per share (the "Common Stock");


         WHEREAS,  a total of [____] of the Shares are being offered pursuant to
a  rights  offering  to  the  Company's   existing   stockholders  (the  "Rights
Offering");


         WHEREAS, the Shares being offered in the Rights Offering are being offered on a nontransferable, priority basis to holders of record ("Record Date Holders") of the Common Stock as of the close of business on ___ ___, 1996 (the "Record Date") in proportion to their respective ownership of Common Stock then outstanding;


         WHEREAS, concurrently with the Rights Offering, the Company is offering for sale to the general public all shares not otherwise subscribed for in the Rights Offering or purchased by Standby Purchasers (the "Community Offering"), as described below.


         WHEREAS, the Purchaser desires to, and by these presents hereby does, agree to serve as a standby purchaser for a specified number of the Shares, if available upon the expiration of the Rights Offering and the Community Offering, and agrees to purchase a minimum number of the Shares, as set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

         1.       OFFERING; REGISTRATION OF THE COMMON STOCK
                  __________________________________________

         A registration statement and amendments thereto on Form S-2 (the "Registration Statement") with respect to the Offering have been filed with the Securities and Exchange

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Commission (the  "Commission").  The offer and sale of the Shares proposed to be issued and sold to the Purchaser are being registered pursuant to the Registration Statement. A copy of the ____ ______, 1996 Preliminary Prospectus, and the Prospectus included in the Registration Statement at the time the Registration Statement became effective, have been furnished to the Purchaser.

         2.       PURCHASE AND DELIVERY OF SHARES
                  _______________________________

         A. Subject to the terms, conditions and limitations herein set forth and to the availability of Shares after the expiration of the Rights Offering and the Community Offering, the Purchaser hereby agrees to purchase from the Company, at the Subscription Price per share, ______ Shares (the "Maximum Standby Purchase Commitment").

         B. Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Subscription Price, ______ Shares irrespective of whether any Shares remain unsold after the expiration of the Rights Offering and the Community Offering (the "Minimum Standby Obligation").

         C. The Purchaser and the Company hereby acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other standby stock purchase agreements ("Standby Stock Purchase Agreements") with certain other parties (collectively with the Purchaser, the "Standby Purchasers") on terms substantially similar to this Agreement except that they may provide for the purchase of a different Maximum Standby Purchase Commitment and a different Minimum Standby Obligation.


         D. In the event that the number of Shares remaining after the expiration of the Rights Offering and the Community Offering is less than the aggregate Maximum Standby Purchase Commitments of Standby Purchasers, such remaining Shares will first be allocated among Standby Purchasers in satisfaction of any Minimum Standby Obligations and any further remaining Shares will be allocated pro rata among Standby Purchasers according to their respective Maximum Standby Purchase Commitment. Subject to the terms and conditions herein set forth, the Purchaser agrees to purchase such number of Shares as are allocated to the Purchaser pursuant to this Agreement.

         E. The rights and obligations of the Purchaser and the Company hereunder are not contingent on the consummation of the transactions contemplated in any other Standby Stock Purchase Agreement, provided however that neither the Purchaser nor the Company shall be obligated to consummate the transactions contemplated by this Agreement unless all of the Shares are sold in the Offering.

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         3.       THE CLOSING
                  ___________

         As soon as practicable following its determination of the number of Shares subscribed for pursuant to the Rights Offering and the Community Offering, the Company shall notify the Purchaser of the number of Shares to be purchased by the Purchaser pursuant to Section 2. The delivery of the Shares against payment therefor in the manner contemplated by Section 4, shall take place at the offices of the Company, at 10:00 a.m., Eastern time, simultaneously with the closing of the sale of Shares pursuant to the Rights Offering and the Community Offering, such time and date to be not more than five business days after the foregoing notification and to be specified therein (the "Closing Time", the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transactions being referred to as the "Closing").


         4.       DELIVERY OF SHARES
                  __________________

         At the Closing, the Shares to be purchased by the Purchaser hereunder, registered in the name of the Purchaser or its nominee, as the Purchaser may specify to the Company in writing at least four (4) business days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser's account, against delivery by the Purchaser of the Subscription Price therefor, in immediately available funds in the form of one or more federal funds checks or a wire transfer to an account designated by the Company to the Purchaser in writing prior to the Closing Date.

         5.       AGREEMENTS AND CONSENTS OF PURCHASERS
                  _____________________________________

         The Purchaser hereby agrees with the Company as follows:


         A. The Purchaser acknowledges and agrees that, notwithstanding anything to the contrary herein contained or implied, the Company shall not be obligated to issue to the Purchaser any Shares in an amount which, when aggregated with other shares of Common Stock beneficially owned by the Purchaser, would exceed 4.9% of the total issued and outstanding shares of Common Stock upon completion of the Offering.


         B. The Purchaser acknowledges and agrees that the Company may in its sole discretion decline to issue any of the Shares to the Purchaser hereunder if, in the opinion of the Company, the Purchaser is required to obtain prior clearance or approval of such transaction from any state or federal bank regulatory authority and if such approval or clearance has not been obtained or if satisfactory evidence thereof has not been presented to the Company by the Closing Date.

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         C. The  Purchaser  acknowledges  that the  Company  will  rely upon and disclose the terms of this Agreement and Purchaser consents to the disclosure of this Agreement in whole or in summary in the Prospectus and the Registration Statement, or in any amendment or supplement thereto, and in any related filing or disclosures of the Company.


         6.       REPRESENTATION AND WARRANTIES
                  _____________________________


         A. The Company hereby represents and warrants to the Purchaser as follows:

                  (i) The Company has filed the Registration Statement with the Commission with respect to the Shares.


                  (ii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware, with the corporate power and authority to perform its obligations under this Agreement.

                  (iii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and this Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


                  (iv) The Shares, when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable.


                  (v) The aggregate number of shares of the Company's Common Stock that will be outstanding upon the consummation of the Offering shall not exceed 1,350,361 shares, subject to the exercise of any Company stock options.

                  (vi) The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms hereof do not violate the Certificate of Incorporation or Bylaws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, with such exceptions as would not have a material adverse effect on the financial condition of the Company, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issuance of the Shares, or the consummation by the Company of the other transactions contemplated by this Agreement, except such as may be required and have been obtained from the Federal Deposit Insurance Corporation, the Maine Bureau of Banking, the
                           National Association of Securities Dealers, Inc. ("NASD") and under the Securities Act of 1933, as amended, and such consents, approvals, authorizations, registrations or qualifications as have been obtained under federal and state banking, securities or "blue sky" laws.

         B. The Purchaser hereby represents and warrants to the Company as follows:

                  (i) As of the date of this Agreement, the Purchaser [and its advisory clients] beneficially own(s) ____ shares of Common Stock and do(es) not have any short positions in the Common Stock.


                  (ii) [If the Purchaser is a Corporation, insert - The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of _________, with the power and authority to perform its obligations under this Agreement.]


                  (iii) The execution, delivery and performance of this Agreement by the Purchaser [or the Trustee] and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary [corporate] action of the Purchaser; and this Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and to general equity principles.

                  (iv) The Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Purchaser has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company with evidence or substantiated that such Purchaser has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.


                  [(v) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933.]


                  (vi) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required in order for the Purchaser [and its advisory clients] to enter into this Agreement or otherwise purchase the shares of Common Stock which are the subject of this Agreement.

                  (vii) The execution and delivery of this Agreement, the consummation by the Purchaser [or any of its advisory clients] of the transactions herein contemplated hereby and the compliance by the Purchaser [and its advisory clients] with the terms hereof do not violate , the constituent documents of the Purchaser [or any of its advisory clients] or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser [or any of its advisory clients] is a party or by which the Purchaser [or any of its advisory clients]are bound, or any applicable law or any order, judgment decree, rule or regulation of any court or governmental agency or body , having jurisdiction over the Purchaser [or any of its advisory clients] or any of its [or their] properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental
                           agency   or  body,   is   required   for  the
                           valid authorization, execution, delivery by the Purchaser of this Agreement or the consummation by the Purchaser [or any of its advisory clients] of the transactions contemplated by this Agreement .

                  (viii) The Purchaser [and its advisory clients] has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to the securities of the Company including but not limited to transfer or voting any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and the Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency, the occurrence of which would give another person voting power or investment power over such securities.

                  (ix) Any shares to be purchased pursuant to the terms hereof will be purchased as a passive investment in the ordinary course of the Purchaser's business, and the Purchaser does not have the intent to exercise a controlling influence over the management or policies of the Company.

         7.       CLOSING CONDITIONS
                  __________________

         The respective obligations of the Purchaser [, its advisory clients] and the Company to consummate the purchase and sale of the Shares shall be subject, in the discretion of the Company or the Purchaser, as the case may be, to the condition that all representations and warranties and other statements of the other party are, at and as of the Closing Time, true and correct in all material respects, the condition that the party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, to the condition that all of the shares be sold in the Offering at the Closing and to the additional condition that no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.


         8.       TERMINATION
                  ___________


         A. This Agreement shall terminate upon mutual consent of the parties hereto. In addition, the Company may terminate this Agreement if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser.

Either of the parties hereto may terminate this Agreement (i) if the transactions contemplated hereby are not consummated by _____________, 1996, unless such nonconsummation is a result of a breach of this Agreement by the party seeking to terminate; or (ii) in the event the Company is unable to obtain required federal (including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board or the Department of Justice) or state approvals for the transactions contemplated hereby on conditions reasonably satisfactory to it despite its reasonable efforts to obtain such approvals.

         B. The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to Section 8A (other than, in either case, termination in the event of a breach of this Agreement by the Purchaser or misrepresentation of any of the statements made herein by the Purchaser) shall be without liability to the Company or the Purchaser.

         9.       FUTURE ACQUISITION AND DISPOSITION OF SHARES
                  ____________________________________________


                  The Purchaser agrees with the Company that during the period beginning on the date hereof and continuing until the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Common Stock without the prior written consent of the Company. In addition, for the three (3) year period commencing on Closing Date, the Purchaser agrees with the Company that it will not become or make any offer to become the beneficial owner of more than 4.9% of the issued and outstanding shares of Common Stock of the Company without prior approval of the Company's Board of Directors.

         10.      NOTICES
                  _______

         All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it, at the offices of the Company at 36 Thomas Drive, Westbrook, Maine 04092, Attention: Gregory T. Caswell, Facsimile: 207-828-4680; and if to the Purchaser, will be mailed, delivered or telecopied and confirmed to it at the offices of_____________, Attention:________________, Facsimile:_________________.

         11.      BINDING EFFECT
                  ______________

         This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assign, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other party.

         12.      GOVERNING LAW
                  _____________

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding principles of conflicts of laws) in effect at the time of the execution hereof.

         13.      EXECUTION IN COUNTERPARTS
                  _________________________

         This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

         14.      ENTIRE AGREEMENT
                  ________________

         This Agreement represents the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior written and oral understanding concerning the subject matter herein.

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchaser, [as agent for ____________________ and certain other of its advisory clients], and the Company has signed or caused to be signed its name, all as of the day and year first above written.


                                        FIRST COASTAL CORPORATION




                                        By:__________________________
                                        Name:  Gregory T. Caswell
                                        Title: President and Chief Executive
                                               Officer



                                        PURCHASER



                                        By: ________________________________
                                        Name: _____________________________
                                        Title: ______________________________

                                                                   Exhibit 99(b)


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